Exhibit 99.1

AMERICAN GATEWAY FINANCIAL

CORPORATION AND SUBSIDIARY

DECEMBER 31, 2014 AND 2013

PORT ALLEN, LOUISIANA

TABLE OF CONTENTS

Audited Financial Statements:

Independent Auditor’s Report	Page	1 - 2

Consolidated Balance Sheets		3

Consolidated Statements of Income		4

Consolidated Statements of Comprehensive Income (Loss)		5

Consolidated Statements of Changes in Stockholders’ Equity		6

Consolidated Statements of Cash Flows		7 - 8

Notes to Consolidated Financial Statements		9 - 36

Independent Auditor’s Report

To the Stockholders and Board of Directors

American Gateway Financial Corporation

and Subsidiary

Port Allen, Louisiana

We have audited the accompanying consolidated financial statements of American Gateway Financial Corporation and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Gateway Financial Corporation and Subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Respectfully submitted,

Baton Rouge, Louisiana

March 12, 2015

AMERICAN GATEWAY FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS
Cash and Due from Banks	$3,285,374	$3,730,175
Interest Bearing Deposits in Other Banks	66,639,887	67,263,798

Cash and Cash Equivalents	69,925,261	70,993,973
Federal Funds Sold	425,481	—
Securities Available for Sale (Amortized Cost of $118,437,174 and $120,293,607, respectively)	121,575,599	121,513,559
Loans Held for Sale	—	716,300
Loans	159,075,912	173,069,340
Less: Allowance for Loan Losses	(2,063,626)	(2,106,979)

	157,012,286	170,962,361
Bank Premises and Equipment	7,585,095	8,092,781
Other Real Estate and Repossessed Assets	1,427,097	1,650,268
Accrued Interest Receivable	1,020,226	1,116,697
Cash Value of Life Insurance	4,296,722	4,558,913
Other Equity Securities	2,457,752	2,831,780
Other Assets	415,844	1,099,694

Total Assets	$366,141,363	$383,536,326

LIABILITIES
Deposits:
Noninterest Bearing	$77,109,358	$76,063,176
Interest Bearing	201,238,978	199,021,669

	278,348,336	275,084,845
Securities Sold Under Repurchase Agreements	2,019,663	1,816,532
Accrued Interest Payable	237,452	291,843
Borrowings	39,817,641	56,546,915
Other Liabilities	1,082,640	995,057
Due to Broker	—	7,425,625

Total Liabilities	321,505,732	342,160,817
STOCKHOLDERS’ EQUITY
Common Stock, $10 par value; authorized 2,500,000 shares; 217,944 shares issued	2,179,440	2,179,440
Surplus	8,560,224	8,560,224
Retained Earnings	31,824,607	29,830,677
Accumulated Other Comprehensive Income	2,071,360	805,168

Total Stockholders’ Equity	44,635,631	41,375,509

Total Liabilities and Stockholders’ Equity	$366,141,363	$383,536,326

The accompanying notes are an integral part of these financial statements.

AMERICAN GATEWAY FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Interest Income:
Interest and Fees on Loans	$9,598,012	$11,340,595
Interest on Securities:
Taxable Interest	1,880,928	1,670,817
Nontaxable Interest	1,528,915	1,709,539

	3,409,843	3,380,356
Other Interest Income	145,310	128,433

Total Interest Income	13,153,165	14,849,384
Interest Expense:
Interest Expense on Deposits	738,046	891,598
Interest Expense on Borrowings	1,657,641	2,180,269

Total Interest Expense	2,395,687	3,071,867

Net Interest Income	10,757,478	11,777,517
Provision for Loan Losses	250,000	400,000

Net Interest Income after Provision for Loan Losses	10,507,478	11,377,517
Other Income:
Service Charges on Deposit Accounts	1,374,058	1,346,165
Realized Gain (Loss) on Sale of Securities	822,769	293,356
Net Other than Temporary Impairment Losses on Investments	—	(87,207)
Gain on Sale of Loans	15,634	473,619
Other Operating Income	1,347,025	1,161,019

Total Other Income	3,559,486	3,186,952

Income Before Other Expenses	14,066,964	14,564,469
Other Expenses:
Salaries and Employee Benefits	5,774,896	6,376,634
Net Occupancy and Equipment Expense	1,730,097	1,846,452
Net Other Real Estate and Repossession Expenses	275,703	562,818
Other Operating Expenses	3,813,740	3,800,858

Total Other Expenses	11,594,436	12,586,762

Income Before Income Taxes	2,472,528	1,977,707
Applicable Income Tax	260,654	83,929

Net Income	$2,211,874	$1,893,778

Per Share:
Net Income	$10.15	$8.69

The accompanying notes are an integral part of these financial statements.

AMERICAN GATEWAY FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Net Income	$2,211,874	$1,893,778

Other Comprehensive Income (Loss)
Unrealized Gains (Losses) on Investment Securities	3,165,092	(4,388,479)
Income Tax Effect	(1,076,131)	1,492,083

Reclassification Adjustment for Losses (Gains) included in Net Income	(1,246,620)	(312,347)
Income Tax Effect	423,851	106,198

Other Comprehensive Income (Loss)	1,266,192	(3,102,545)

Comprehensive Income (Loss)	$3,478,066	$(1,208,767)

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN GATEWAY FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balances, January 1, 2013	$2,179,440	$8,560,224	$28,154,843	$3,907,713	$42,802,220
Comprehensive Income:
Net Income	—	—	1,893,778	—	1,893,778
Other Comprehensive Income (Loss)	—	—	—	(3,102,545)	(3,102,545)
Cash Dividends	—	—	(217,944)	—	(217,944)

Balances, December 31, 2013	2,179,440	8,560,224	29,830,677	805,168	41,375,509
Comprehensive Income:
Net Income	—	—	2,211,874	—	2,211,874
Other Comprehensive Income (Loss)	—	—	—	1,266,192	1,266,192
Cash Dividends	—	—	(217,944)	—	(217,944)

Balances, December 31, 2014	$2,179,440	$8,560,224	$31,824,607	$2,071,360	$44,635,631

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN GATEWAY FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Cash Flows From Operating Activities:
Net Income	$2,211,874	$1,893,778
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation Expense	668,876	758,994
Provision for Loan Losses	250,000	400,000
Writedown of Other Real Estate and Repossessed Assets	132,778	185,729
Provision (Credit) for Deferred Tax	(116,345)	82,906
Stock Dividends	(9,500)	(12,800)
Net Amortization (Accretion) of Securities	476,816	504,722
(Gain) Loss on Sale of Other Real Estate and Repossessed Assets	1,739	(48,153)
Gain on Sale of Loans	(15,634)	(473,619)
(Gain) Loss on Sale of Securities	(822,769)	(293,356)
Realized Loss on Other Than Temporarily Impaired Securities	—	87,207
(Increase) Decrease in Cash Value of Life Insurance	262,191	(134,406)
(Increase) Decrease in Accrued Interest Receivable	96,471	230,828
(Gain) Loss on Fixed Asset Disposal	—	17,249
(Increase) Decrease in Other Assets	331,343	25,782
Increase (Decrease) in Accrued Interest Payable	(54,391)	(116,240)
Increase (Decrease) in Other Liabilities	(95,617)	(217,533)

Net Cash Provided by Operating Activities	3,317,832	2,891,088
Cash Flows From Investing Activities:
Net (Increase) Decrease in Federal Funds Sold	(425,481)	17,892
Purchases of Securities Available for Sale	(41,852,190)	(45,659,725)
Principal Payments on Mortgage-Backed Securities	13,191,149	20,372,278
Proceeds from Maturities on Securities Available for Sale	3,525,700	4,443,650
Redemption of Other Equity Securities	383,300	1,022,700
Proceeds from Sale of Securities Available for Sale	19,912,101	29,108,839
Net (Increase) Decrease in Loans	13,526,593	30,514,355
Purchases of Premises and Equipment	(161,190)	(86,866)
Proceeds from Sales of Fixed Assets	—	4,425
Proceeds from Sales of Other Real Estate and Repossessed Assets	994,070	4,043,170

Net Cash Provided by Investing Activities	9,094,052	43,780,718

(CONTINUED)

	2014	2013
Cash Flows From Financing Activities:
Repayments of Borrowings	(16,729,274)	(23,596,816)
Net Increase (Decrease) in Demand Deposits, NOW, Money Market and Savings Accounts	3,065,593	5,318,365
Net Increase (Decrease) in Time Deposits	197,898	(7,183,777)
Net Increase (Decrease) in Securities Sold Under Agreements to Repurchase	203,131	287,462
Payment of Dividends to Stockholders	(217,944)	(163,458)

Net Cash Used in Financing Activities	(13,480,596)	(25,338,224)

Net Increase (Decrease) in Cash and Cash Equivalents	(1,068,712)	21,333,582
Cash and Cash Equivalents at Beginning of Year	70,993,973	49,660,391

Cash and Cash Equivalents at End of Year	$69,925,261	$70,993,973

Supplemental Disclosures of Cash Flow Information:
Cash Payments for:
Interest Paid on Deposits	$752,387	$954,291

Interest Paid on Borrowings	$1,563,211	$2,029,342

Income Tax Payments	$241,350	$110,650

Non-Cash Investing Activities:
Other Real Estate and Repossessed Assets Acquired in Settlement of Loans	$905,416	$1,717,247

Change in Unrealized Gain on Securities Available for Sale	$1,918,472	$(4,700,826)

Change in Deferred Tax Effect on Unrealized Gain on Securities Available for Sale	$(652,280)	$1,598,281

The accompanying notes are an integral part of these financial statements.

AMERICAN GATEWAY FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note A - Summary of Significant Accounting Policies -

The accounting principles followed by American Gateway Financial Corporation and American Gateway Bank are those which are generally practiced within the banking industry. The methods of applying those principles conform with generally accepted accounting principles and have been applied on a consistent basis. The principles which significantly affect the determination of financial position, results of operations, changes in stockholders’ equity and cash flows are summarized below.

Principles of Consolidation

The consolidated financial statements include the accounts of American Gateway Financial Corporation (the Company), and its wholly-owned subsidiary, American Gateway Bank (the Bank). All significant intercompany accounts and transactions have been eliminated. Certain reclassifications to previously published financial statements have been made to comply with current reporting requirements. These reclassifications did not have an effect on previously reported net income.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on economic conditions in the area.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Securities

Management determines the appropriate classification of debt securities (held to maturity, available for sale, or trading) at the time of purchase and re-evaluates this classification periodically. Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by various methods approximating the interest method over their contractual lives.

Securities that may be sold prior to maturity are classified as securities available for sale. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as components of comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the amortized cost of specific securities sold, are included in earnings. Securities purchased for trading purposes are classified as trading securities and are carried at market value with market adjustments included in non-interest income. The Bank had no securities classified as held to maturity or trading at December 31, 2014 or 2013.

Loans

Loans are stated at principal amounts outstanding, less unearned income and allowance for loan losses. Interest on commercial and individual loans is accrued daily based on the principal outstanding.

Generally, the Bank discontinues the accrual of interest income when a loan becomes 90 days past due as to principal or interest. When a loan is placed on non-accrual status, previously recognized but uncollected interest is reversed to income or charged to the allowance for loan losses. Subsequent cash receipts on non-accrual loans are accounted for on the cost recovery method, until the loans qualify for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. The Bank classifies loans as impaired if, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Impairment is measured on a loan by loan basis by either the present value of the expected future cash flows discounted at the loan’s effective interest rate or the loan’s observable market price, or based on the fair value of the collateral if the loan is collateral dependent.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income. Gains on sales of loans are recognized when the proceeds from the loan sales are received by the Bank.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level which in management’s judgment is adequate to absorb credit losses inherent in the loan portfolio. The allowance for loan losses is based upon management’s review and evaluation of the loan portfolio. Factors considered in the establishment of the allowance for loan losses include management’s evaluation of specific loans; the level and composition of classified loans; historical loss experience; results of examinations by regulatory agencies; an internal asset review process; expectations of future economic conditions and their impact on particular borrowers; and other judgmental factors. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

The allowance for loan losses is based on estimates of potential future losses, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and as adjustments become necessary, the effect of the change in estimate is charged to operating expenses in the period incurred. All losses are charged to the allowance for loan losses when the loss actually occurs or when management believes that the collectability of the principal is unlikely. Recoveries are credited to the allowance at the time of recovery.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided at rates based upon estimated useful service lives using the straight-line method for financial reporting purposes and accelerated methods for tax reporting purposes.

The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal, and the resulting gains or losses are included in current operations. Expenditures for maintenance and repairs are charged to operations as incurred. Costs of major additions and improvements are capitalized.

Other Real Estate and Repossessed Assets

Other real estate and repossessed assets is comprised of assets acquired through foreclosure or negotiated settlement. The carrying value of these assets is lower of cost or fair value. Losses arising from the acquisition of these assets are charged against the allowance for loan losses. Any subsequent market reductions required are charged to operating expense. Revenues and expenses associated with maintaining or disposing of foreclosed assets are recorded during the period in which they are incurred.

Income Taxes

The provision for income taxes is based on income as reported in the financial statements after interest income from state and municipal securities is excluded. Also certain items of income and expenses are recognized in different time periods for financial statement purposes than for income tax purposes. Thus provisions for deferred taxes are recorded in recognition of such timing differences.

Deferred taxes are provided utilizing a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company and its subsidiary file a consolidated federal income tax return. In addition, the Company, in accordance with state statutes, files a Louisiana state income tax return.

The Company evaluates all significant tax positions as required by accounting principles generally accepted in the United States of America. As of December 31, 2014 and 2013, the Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

The Company files income tax returns in the U.S. federal jurisdiction and the state of Louisiana jurisdiction. With few exceptions, the Company is no longer subject to federal and state tax examinations by tax authorities for the years before 2011. Any interest and penalties assessed by income taxing authorities are not significant and are included in general and administrative expenses in these financial statements as applicable.

Advertising

The Bank expenses all costs of advertising the first time the advertising takes place. Amounts expensed as advertising are presented in Note J.

Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from correspondent banks.

Earnings Per Common Share

Basic EPS is computed by dividing income applicable to common shares by the weighted average shares outstanding; no dilution for any potentially convertible shares is included in the calculation. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. At December 31, 2014 and 2013, the Company had no convertible shares or other contracts to issue common stock. The weighted average number of shares of common stock used to calculate basic EPS was 217,944 for the years ended December 31, 2014 and 2013.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The components of comprehensive income are disclosed on the Consolidated Statements of Comprehensive Income for all periods presented.

Note B - Cash and Due from Banks -

The Bank is required to maintain average cash reserve balances. The amounts of those reserves at December 31, 2014 and 2013, were approximately $3,000 and $70,000 respectively.

Note C - Securities -

The amortized cost and fair value of securities available for sale as of December 31, 2014 and 2013 are summarized as follows:

	December 31, 2014
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Collateralized Mortgage Obligations	$13,270,618	$375,004	$(10)	$13,645,612
Mortgage-Backed Securities	71,729,895	761,498	(16,350)	72,475,043
Obligations of State and Political Subdivisions	33,436,661	2,018,283	—	35,454,944

Total	$118,437,174	$3,154,785	$(16,360)	$121,575,599

	December 31, 2013
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Collateralized Mortgage Obligations	$18,080,883	$288,587	$—	$18,369,470
Mortgage-Backed Securities	56,389,149	150,996	(495,121)	56,045,024
Obligations of State and Political Subdivisions	45,823,575	1,629,812	(354,322)	47,099,065

Total	$120,293,607	$2,069,395	$(849,443)	$121,513,559

The amortized cost and fair value of securities available for sale as of December 31, 2014, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities on mortgage-backed securities and collateralized mortgage obligations because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the following maturity categories.

	Amortized	Fair
	Cost	Value
Within One Year	$1,786,138	$1,813,438
After One but within Five Years	6,873,223	7,181,792
After Five but within Ten Years	18,031,322	19,215,701
After Ten Years	6,745,978	7,244,013

	33,436,661	35,454,944
Mortgage-Backed Securities and Collateralized Mortgage Obligations	85,000,513	86,120,655

	$118,437,174	$121,575,599

The following tables reflect gross unrealized losses, fair values, and length of time in a continued unrealized loss position for all securities with fair values below amortized cost at December 31, 2014 and 2013. Because the decline in fair value is attributable to changes in interest rates and because the Bank has the ability and intent to hold these securities until a recovery of their amortized cost bases, which may be at maturity, the Bank does not consider these securities to be other than temporarily impaired at December 31, 2014 and 2013.

	December 31, 2014
	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
Mortgage-Backed Securities	$16,973,120	$16,350	$—	$—	$16,973,120	$16,350
Collateralized Mortgage Obligations	34,749	10	—	—	34,749	10

	$17,007,869	$16,360	$—	$—	$17,007,869	$16,360

	December 31, 2013
	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
Mortgage-Backed Securities	$52,124,186	$495,121	$—	$—	$52,124,186	$495,121
Obligations of State and Political Subdivisions	3,291,731	148,973	1,114,199	205,349	4,405,930	354,322

	$55,415,917	$644,094	$1,114,199	$205,349	$56,530,116	$849,443

Management evaluates securities for other than temporary impairment when economic and market conditions warrant such evaluations. Consideration is given to the extent and length of time the fair value has been below cost, the reasons for the decline in value, and the Company’s intent to sell a security or whether it is more likely than not the Company will be required to sell the security before the recovery of its amortized cost. The Company developed a process to identify securities that could potentially have a credit impairment that is other than temporary. This process involves evaluating each security for impairment by monitoring credit performance, collateral type, collateral geography, loan-to-value ratios, credit scores, loss severity levels, pricing levels, downgrades by rating agencies, cash flow projections and other factors as indicators of potential credit issues. When the Company determines that a security is deemed to be other than temporarily impaired, an impairment loss is recognized.

At December 31, 2012, the Company held three mortgage-backed securities with other than temporary impairment. The amortized cost of the securities at December 31, 2012 was $2,211,837. The fair value of the securities was $1,702,837 resulting in total impairment of $509,000. Total credit impairments, in the amount of $466,689, have been recognized in the statement of income under realized losses on investment securities through December 31, 2012 on these securities. As of December 31, 2012, the remainder of the impairment, in the amount of $42,311, was not considered other than temporary and is included net of tax in accumulated other comprehensive income. During 2013 the three private-label mortgage-backed securities mentioned above incurred additional impairment in the amount of $87,207 which was recognized in the statement of income. These bonds were sold in April 2013 at a gain of $101,649. At December 31, 2014 and 2013, there were no securities held within the Company’s portfolio which are considered to be credit impaired.

Securities with carrying values of $100,188,549 and $85,503,139 at December 31, 2014 and 2013, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

The Bank has invested in the Federal Home Loan Bank, Financial Institution Service Corporation and Bankers Insurance, LLC. These securities are included in other equity securities and are reflected at cost in these financial statements. The cost of the securities approximate fair value at December 31, 2014 and 2013. The Federal Home Loan Bank stock is pledged to secure advances from the Federal Home Loan Bank and totaled $2,196,800 and $2,570,600 at December 31, 2014 and 2013, respectively.

Realized gains from sales and calls of securities available for sale were $836,565 for the year ended December 31, 2014. Realized losses from sales of securities available for sale were $13,796 for the year ended December 31, 2014. Realized gains from sales and calls of securities available for sale for the year ended December 31, 2013 were $770,587. Realized losses from sales of securities available for sale for the year ended December 31, 2013 were $477,231.

Note D - Loans and Allowance for Loan Losses -

An analysis of the loan portfolio at December 31, 2014 and is as follows:

	2014	2013
Real Estate - Acquisition, Development and Construction	$34,038,301	$37,923,341
Real Estate - Commercial	57,465,675	62,182,023
Real Estate - Residential	54,677,315	59,458,647
Commercial and Industrial	10,277,910	11,021,482
Loans to Individuals	2,503,326	2,390,939
Overdrafts	113,385	92,908

Total Loans	$159,075,912	$173,069,340

The performing single family, multi-family, small business and farm loans are pledged, under a blanket lien, as collateral securing advances from the FHLB at December 31, 2014 and 2013.

The Bank is permitted under the laws of the State of Louisiana to make extensions of credit to its executive officers, directors and their affiliates in the ordinary course of business. An analysis of the aggregate of these loans for 2014 and 2013 is as follows:

	2014	2013
Balance - Beginning of Year	$159,560	$164,790
New Loans	171,500	214
Repayments	(12,783)	(5,444)

Balance - End of Year	$318,277	$159,560

Management segregates the loan portfolio into portfolio segments which is defined as the level at which the Bank develops and documents a systematic method for determining its allowance for loan losses. The portfolio segments are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate. The following tables set forth, as of December 31, 2014 and 2013, the balance of the allowance for loan losses by portfolio segment, disaggregated by impairment methodology, which is then further segregated by amounts evaluated for impairment collectively and individually. The allowance for loan losses allocated to each portfolio segment is not necessarily indicative of future losses in any particular portfolio segment and does not restrict the use of the allowance to absorb losses in other portfolio segments.

Allowance for Credit Losses and Recorded Investment in Loans Receivable

For the Year Ended December 31, 2014

	Real Estate:
	Acquisition,
	Development &	Real Estate:	Real Estate:	Commercial &
	Construction	Residential	Commercial	Industrial	Consumer	Total
Allowance for Credit Losses:
Beginning Balance	$709,830	$671,740	$486,817	$193,499	$45,093	$2,106,979
Charge-offs	—	(296,495)	(193,999)	(24,999)	—	(515,493)
Recoveries	16,017	27,923	13,742	82,973	81,485	222,140
Provision	(463,983)	731,000	222,070	(140,302)	(98,785)	250,000

Ending Balance	$261,864	$1,134,168	$528,630	$111,171	$27,793	$2,063,626

Ending Balance:
Individually Evaluated for Impairment	$—	$171,562	$64,657	$27,233	27,793	$291,245

Ending Balance:
Collectively Evaluated for Impairment	$261,864	$962,606	$463,973	$83,938	$—	$1,772,381

Loans receivable:
Ending Balance	$34,038,301	$54,677,315	$57,465,675	$10,277,910	$2,616,711	$159,075,912

Ending Balance:
Individually Evaluated for Impairment	$1,237,947	$3,026,883	$3,123,731	$37,300	$59,801	$7,485,662

Ending Balance:
Collectively Evaluated for Impairment	$32,800,354	$51,650,432	$54,341,944	$10,240,610	$2,556,910	$151,590,250

Allowance for Credit Losses and Recorded Investment in Loans Receivable

For the Year Ended December 31, 2013

	Real Estate: Acquisition, Development & Construction	Real Estate: Residential	Real Estate: Commercial	Commercial & Industrial	Consumer	Total
Allowance for Credit Losses:
Beginning Balance	$959,750	$938,346	$698,786	$625,972	$127,226	$3,350,080
Charge-offs	(197,248)	(982,929)	(453,016)	(143,702)	(4,010)	(1,780,905)
Recoveries	16,099	18,214	1,400	87,972	14,119	137,804
Provision	(68,771)	698,109	239,647	(376,743)	(92,242)	400,000

Ending Balance	$709,830	$671,740	$486,817	$193,499	$45,093	$2,106,979

Ending Balance:
Individually Evaluated for Impairment	$—	$81,912	$273,282	$56,721	$38,451	$450,366

Ending Balance:
Collectively Evaluated for Impairment	$709,830	$589,828	$213,535	$136,778	$6,642	$1,656,613

Loans receivable:
Ending Balance	$37,923,341	$59,458,647	$62,182,023	$11,021,482	$2,483,847	$173,069,340

Ending Balance:
Individually Evaluated for Impairment	$769,570	$5,045,017	$3,311,508	$80,296	$38,451	$9,244,842

Ending Balance:
Collectively Evaluated for Impairment	$37,153,771	$54,413,630	$58,870,515	$10,941,186	$2,445,396	$163,824,498

Management further disaggregates the loan portfolio segments into classes of loans, which are based on the initial measurement of the loan, risk characteristics of the loan and the method for monitoring and assessing the credit risk of the loan.

At December 31, 2014 and 2013, the credit quality indicators (performing and nonperforming loans), disaggregated by class of loan, are as follows:

Credit Quality Indicators - Credit Risk Profile Based on Payment Activity as of December 31, 2014

	Performing	Nonperforming	Total
Real Estate Loans:
Acquisition, Development & Construction	$32,328,999	$1,709,302	$34,038,301
Residential	50,705,646	3,971,669	54,677,315
Commercial	56,363,333	1,102,342	57,465,675

Non Real Estate Loans:
Commercial & Industrial	10,131,375	146,535	10,277,910
Consumer	2,514,362	102,349	2,616,711

Total	$152,043,715	$7,032,197	$159,075,912

Credit Quality Indicators - Credit Risk Profile Based on Payment Activity as of December 31, 2013

	Performing	Nonperforming	Total
Real Estate Loans:
Acquisition, Development & Construction	$37,307,135	$616,206	$37,923,341
Residential	54,747,422	4,711,225	59,458,647
Commercial	60,491,429	1,690,594	62,182,023

Non Real Estate Loans:
Commercial & Industrial	10,986,525	34,957	11,021,482
Consumer	2,483,847	—	2,483,847

Total	$166,016,358	$7,052,982	$173,069,340

The following tables reflect certain information with respect to the loan portfolio delinquencies by loan class and amount as of December 31, 2014 and 2013:

Aged Analysis of Past Due Loans Receivable as of December 31, 2014

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Loans Receivable	90 Days Past Due and Still Accruing
Real Estate Loans:
Acquisition, Development & Construction	$593,666	$15,295	$1,100,341	$1,709,302	$32,328,999	$34,038,301	$—
Residential	1,721,910	1,063,942	1,185,817	3,971,669	50,705,646	54,677,315	—
Commercial	108,409	695,964	297,969	1,102,342	56,363,333	57,465,675	—

Non Real Estate Loans:
Commercial & Industrial	77,234	69,301	—	146,535	10,131,375	10,277,910	—
Consumer	77,696	—	24,653	102,349	2,514,362	2,616,711	—

Total	$2,578,915	$1,844,502	$2,608,780	$7,032,197	$152,043,715	$159,075,912	$—

Loan Receivables on Nonaccrual Status

December 31, 2014
Real Estate Loans:
Acquisition, Development & Construction	$1,109,795
Residential	2,706,238
Commercial	1,179,275

Non Real Estate Loans:
Commercial & Industrial	10,067
Consumer	24,653

Total	$5,030,028

Aged Analysis of Past Due Loans Receivable as of December 31, 2013

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Loans Receivable	90 Days Past Due and Still Accruing
Real Estate Loans:
Acquisition, Development & Construction	$12,101	$119,537	$484,568	$616,206	$37,307,135	$37,923,341	$—
Residential	1,218,188	366,329	3,126,708	4,711,225	54,747,422	59,458,647	—
Commercial	933,596	660,756	96,242	1,690,594	60,491,429	62,182,023	—

Non Real Estate Loans:
Commercial & Industrial	15,794	—	19,163	34,957	10,986,525	11,021,482	—
Consumer	—	—	—	—	2,483,847	2,483,847	—

Total	$2,179,679	$1,146,622	$3,726,681	$7,052,982	$166,016,358	$173,069,340	$—

Loan Receivables on Nonaccrual Status

December 31, 2013
Real Estate Loans:
Acquisition, Development & Construction	$636,098
Residential	4,719,642
Commercial	1,126,578

Non Real Estate Loans:
Commercial & Industrial	23,575

Total	$6,505,893

Impaired Loans

For the Year Ended December 31, 2014

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
With an Allowance Recorded:
Real Estate Loans:
Acquisition, Development & Construction	$—	$—	$—	$—	$—
Residential	1,046,562	1,111,469	171,562	1,111,854	56,044
Commercial	843,657	843,657	64,657	852,944	51,887
Non Real Estate Loans:
Commercial & Industrial	27,233	27,233	27,233	42,677	3,246
Consumer	35,148	35,148	27,793	36,810	3,037
With No Allowance Recorded:
Real Estate Loans:
Acquisition, Development & Construction	1,237,947	1,993,569	—	1,997,841	122,519
Residential	1,980,321	2,323,012	—	2,364,611	140,775
Commercial	2,280,074	2,880,457	—	2,888,925	141,544
Non Real Estate Loans:
Commercial & Industrial	10,067	13,661	—	16,082	968
Consumer	24,653	24,653	—	23,192	1,507
Total Impaired Loans:
Real Estate Loans:
Acquisition, Development & Construction	1,237,947	1,993,569	—	1,997,841	122,519
Residential	3,026,883	3,434,481	171,562	3,476,465	196,819
Commercial	3,123,731	3,724,114	64,657	3,741,869	193,431
Non Real Estate Loans:
Commercial & Industrial	37,300	40,894	27,233	58,759	4,214
Consumer	59,801	59,801	27,793	60,002	4,544

	$7,485,662	$9,252,859	$291,245	$9,334,936	$521,527

Impaired Loans

For the Year Ended December 31, 2013

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
With an Allowance Recorded:
Real Estate Loans:
Acquisition, Development & Construction	$—	$—	$—	$—	$—
Residential	230,912	255,718	81,912	257,092	15,642
Commercial	1,232,281	1,242,259	273,282	1,252,184	35,917
Non Real Estate Loans:
Commercial & Industrial	56,721	56,721	56,721	72,968	6,708
Consumer	38,451	38,451	38,451	39,824	3,034
With No Allowance Recorded:
Real Estate Loans:
Acquisition, Development & Construction	769,570	900,458	—	941,350	27,968
Residential	4,814,105	6,077,310	—	6,111,864	268,204
Commercial	2,079,227	2,461,883	—	2,481,121	111,407
Non Real Estate Loans:
Commercial & Industrial	23,575	28,239	—	30,388	854
Consumer	—	—	—	—	—
Total Impaired Loans:
Real Estate Loans:
Acquisition, Development & Construction	769,570	900,458	—	941,350	27,968
Residential	5,045,017	6,333,028	81,912	6,368,956	283,846
Commercial	3,311,508	3,704,142	273,282	3,733,305	147,324
Non Real Estate Loans:
Commercial & Industrial	80,296	84,960	56,721	103,356	7,562
Consumer	38,451	38,451	38,451	39,824	3,034

	$9,244,842	$11,061,039	$450,366	$11,186,791	$469,734

The Company seeks to assist customers that are experiencing financial difficulty by renegotiating loans within lending regulations and guidelines. The Company makes loan modifications primarily utilizing internal renegotiation programs via direct customer contact that manage customer’s debt exposures held only by the Company. Additionally, the Company makes loan modifications with customers who have elected to work with external renegotiation agencies and these modifications provide solutions to customers’ entire debt structures. During the years ended December 31, 2014 and 2013, the concessions granted to certain borrowers included extending the payment due dates, lowering the contractual interest rate, increasing the amortization period, reducing accrued interest, and/or reducing the debt’s face or maturity amount.

Once modified in a troubled debt restructuring, a loan is generally considered impaired until its contractual maturity. At the time of the restructuring, the loan is evaluated for an asset-specific allowance for credit losses. The Company continues to specifically reevaluate the loan in subsequent periods, regardless of the borrower’s performance under the modified terms. If a borrower subsequently defaults on the loan after it is restructured, the Company provides an allowance for credit losses for the amount of the loan that exceeds the value of the related collateral.

The following tables include information about troubled debt restructurings as of December 31, 2014 and 2013. None of the troubled debt restructurings subsequently defaulted during the year ended December 31, 2014, and $874,000 in troubled debt restructurings subsequently defaulted during the year ended December 31, 2013.

Modifications as of December 31, 2014

		Pre-Modification	Post-Modification
	Number	Outstanding	Outstanding
	of	Recorded	Recorded
	Contracts	Investment	Investment
Troubled Debt Restructing
Real Estate Loans:
Acquisition, Development & Construction	1	$147,769	$128,152
Residential	5	702,055	610,052
Commercial	3	2,930,114	2,474,934
Non Real Estate Loans:
Commercial & Industrial	1	147,705	27,233
Consumer	1	40,969	35,148

Total Loans	11	$3,968,612	$3,275,519

Modifications as of December 31, 2013

		Pre-Modification	Post-Modification
	Number	Outstanding	Outstanding
	of	Recorded	Recorded
	Contracts	Investment	Investment
Troubled Debt Restructing
Real Estate Loans:
Acquisition, Development & Construction	1	$147,769	$133,472
Residential	6	945,425	829,461
Commercial	4	3,141,323	2,721,543
Non Real Estate Loans:
Commercial & Industrial	2	165,705	61,133
Consumer	1	40,969	38,451

Total Loans	14	$4,441,191	$3,784,060

Note E - Bank Premises and Equipment -

Bank premises and equipment costs and the related accumulated depreciation at December 31, 2014 and 2013, are as follows:

	2014
		Accumulated
	Asset Cost	Depreciation	Net
Land	$2,126,057	$—	$2,126,057
Bank Premises	9,198,224	4,669,209	4,529,015
Furniture and Equipment	5,692,963	4,762,940	930,023

	$17,017,244	$9,432,149	$7,585,095

	2013
		Accumulated
	Asset Cost	Depreciation	Net
Land	$2,126,057	$—	$2,126,057
Bank Premises	9,184,752	4,398,525	4,786,227
Furniture and Equipment	5,545,246	4,364,749	1,180,497

	$16,856,055	$8,763,274	$8,092,781

The provision for depreciation charged to net occupancy and equipment expense was $668,876 and $758,994 for the years ended December 31, 2014 and 2013, respectively.

Note F - Deposits -

Following is a detail of deposits at December 31, 2014 and 2013:

	2014	2013
Noninterest Bearing	$77,109,358	$76,063,176
NOW and Interest Bearing Checking Accounts	63,091,087	65,758,052
Money Market Accounts	38,092,627	35,413,942
Savings Accounts	31,816,104	29,808,413
Time Deposits Under $100,000	22,629,180	25,815,348
Time Deposits Over $100,000	45,609,980	42,225,914

	$278,348,336	$275,084,845

Approximately 70% of Time Deposits as of December 31, 2014 have stated maturity dates during 2015. Approximately 22% of the time deposits have stated maturity dates from 2016 through 2017.

Interest expense on time deposits over $100,000 for the years ended December 31, 2014 and 2013, amounted to $415,000 and $488,000, respectively.

Public fund deposits at December 31, 2014 and 2013, were $93,714,093 and $85,660,592, respectively.

Note G - Regulatory Matters -

The Company and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines involving quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios. As detailed below, as of December 31, 2014 and 2013, the Company and the Bank met all of the capital adequacy requirements to which they are subject. As of December 31, 2014 and 2013, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed the prompt corrective action category. Following is a summary of capital ratios of the Bank at December 31, 2014 and 2013. The ratios presented for the Bank do not differ from ratios for the Company (consolidated) at December 31, 2014 and 2013.

			To Be Well
			Capitalized Under
	Actual	Required For Capital	Prompt Corrective
	Ratios	Adequacy Purposes	Action Provisions
As of December 31, 2014:
Total Capital (to Risk- Weighted Assets)	24.06%	8.00%	10.00%
Tier I Capital (to Risk- Weighted Assets)	22.95%	4.00%	6.00%
Tier I Leveraged Capital (to Average Assets)	12.15%	4.00%	5.00%
As of December 31, 2013:
Total Capital (to Risk- Weighted Assets)	21.36%	8.00%	10.00%
Tier I Capital (to Risk- Weighted Assets)	20.30%	4.00%	6.00%
Tier I Leveraged Capital (to Average Assets)	11.16%	4.00%	5.00%

Under current regulations, the Bank is limited in the amount it may loan to its Parent. Loans to the Parent may not exceed 10% of the Bank’s capital and surplus. There were no loans outstanding at December 31, 2014 or 2013.

Note H - Stockholders’ Equity and Accumulated Other Comprehensive Income (Loss) -

Stockholders’ Equity of the Company includes the undistributed earnings of the Bank. Dividends are paid by the Company from its assets which are provided primarily by dividends from the Bank. Dividends are payable only out of retained earnings and current earnings of the Company. Certain restrictions exist regarding the ability of the Bank to transfer funds to the Company in the form of cash dividends. Louisiana statutes require approval to pay dividends in excess of a state bank’s earnings in the current year plus retained net profits for the preceding year.

The following is a summary of the changes in the balances of each component of accumulated other comprehensive income (loss) for the years ended December 31, 2014 and 2013:

	2014	2013
Unrealized Gains (Loss) on Securities
Available for Sale:
Beginning Balance	$805,168	$3,907,713
Other Comprehensive Income (Loss) Before Reclassifications	2,088,961	(2,896,396)
Reclassification Adjustments	(822,769)	(206,149)

Other Comprehensive Income (Loss)	1,266,192	(3,102,545)

Ending Balance	$2,071,360	$805,168

Note I - Profit Sharing Plan -

The Bank provides a profit sharing plan for its employees and makes annual contributions at the discretion of the Board of Directors. The maximum allowable annual contribution to the plan is 15% of eligible participants’ total earnings with the allowable addition to an individual participant’s account limited to the lesser of $30,000 or 25% of participant’s annual compensation. The Company made contributions to the plan totaling $97,500 and $103,000 for the years ended December 31, 2014 and 2013, respectively.

The Bank established a deferred compensation plan during 2008 covering specific members of executive management. The liability in association with this plan included in other liabilities totaled $400,306 and $435,306 as of December 31, 2014 and 2013, respectively.

Note J - Other Operating Expenses -

An analysis of Other Operating Expenses for the years ended December 31, 2014 and 2013 is as follows:

	2014	2013
Armored Car and Courier Service	$30,645	$28,301
Ad Valorem Taxes	148,067	162,668
Advertising and Promotions	274,702	370,493
Data Processing	607,386	594,264
Service Charges - Other Institutions	420,911	445,448
Directors Fees	212,100	202,350
Legal and Professional Fees	784,028	542,407
Insurance	109,451	125,158
Office Supplies, Stationery, Printing	119,550	126,617
Postage	88,507	95,244
Regulatory Assessments	538,134	524,716
Telephone Expenses	158,948	191,696
Other	321,311	391,496

	$3,813,740	$3,800,858

Note K - Income Taxes -

The Company recognized income tax expense in the amount of $260,654 and $83,929 for the years ended December 31, 2014 and 2013, respectively. Following is a reconciliation between income tax expense based on the federal statutory tax rates and income taxes reported in the statements of income.

	2014	2013
Income Taxes based on Statutory Rate - 34%	$840,659	$672,422
Tax Exempt Income	(589,281)	(601,943)
Other - Net	9,276	13,450

	$260,654	$83,929

The components of the provision for income taxes are:
Provision for Current Taxes	$377,000	$1,023
Provision (Credit) for Deferred Taxes	(116,346)	82,906

	$260,654	$83,929

(CONTINUED)

The deferred tax provision (credit) consists of the following timing differences:

	2014	2013
Stock Dividends	$3,230	$4,352
Interest Income on Non-Accrual Loans	(22,047)	(1,372)
Provision for Loan Losses	(7,406)	385,031
Depreciation Expense	(132,103)	(155,716)
Deferred Compensation Expense	11,900	10,880
Writedowns of Other Real Estate	(16,345)	74,650
Alternative Minimum Tax Credt Carryforward	(377,000)	(1,025)
Charitable Contribution Carryfoward	4,177	(1,816)
Net Operating Loss Carryforward	419,248	(232,078)

Provision (Credit) for Deferred Taxes	$(116,346)	$82,906

A net deferred tax liability of $183,200 is included in other liabilities at December 31, 2014. A net deferred tax asset of $352,734 is included in other assets at December 31, 2013. The Bank had net operating loss carryforwards totaling approximately $1.3 million at December 31, 2014 available to offset future taxable income.

The net deferred tax asset (liability) consists of the following components at December 31, 2014 and 2013:

	2014	2013
Deferred Tax Liabilities:
Stock Dividends	$(282,846)	$(279,616)
Depreciation	(642,451)	(774,554)
Unrealized Gain on Securities Available for Sale	(1,067,064)	(414,784)

	(1,992,361)	(1,468,954)
Deferred Tax Assets:
Net Operating Loss Carryforward	432,521	851,769
Alternative Minimum Tax Credt Carryforward	773,137	396,137
Charitable Contribution Carryfoward	—	4,177
Interest on Non-Accrual Loans	119,697	97,650
Provision for Loan Losses	252,795	245,389
Writedowns of Other Real Estate	94,907	78,562
Deferred Compensation Plan	136,104	148,004

	1,809,161	1,821,688

Net Deferred Tax Asset (Liability)	$(183,200)	$352,734

Note L - Commitments -

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers consisting of commitments to extend credit. These commitments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. In the normal course of business the Bank has made commitments to extend credit of approximately $35 million and $45 million at December 31, 2014 and 2013, respectively. Commitments generally have fixed expiration dates and may expire without being drawn upon. Therefore, the total commitment amount does not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk and collateralization policy involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank had total unfunded letters of credit of $220,000 and $170,000 as of December 31, 2014 and 2013, respectively.

The Bank has entered into leasing agreements for several of its banking sites. These agreements, which are treated as operating leases, expire in various years through 2019, and contain various renewal options. Amounts charged to net occupancy and equipment expense on these leases amounted to approximately $130,000 and $132,000 for the years ended December 31, 2014 and 2013, respectively.

Future minimum rental payments required under these operating leases are:

December 31,
2015	$143,269
2016	87,840
2017	87,840
2018	87,840
2019 and Thereafter	80,520

$487,309

Note M - Concentrations of Credit -

Most of the Bank’s business activities are with customers in the Bank’s market area, which consists primarily of East and West Baton Rouge and adjacent parishes. The majority of such customers are depositors of the Bank. The concentrations of credit by type of loan are shown in Note D. Most of the Bank’s credits are to individuals and small businesses secured by real estate. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of legal lending limits. Included in Cash and Cash Equivalents and Federal Funds Sold are amounts deposited in various institutions which may, periodically, exceed the federally insured amount.

Note N - Borrowings -

The Bank maintains an open line of credit with a correspondent bank to assist in maintaining short-term liquidity. This agreement provides for interest based upon the federal funds rate on outstanding balances. The line was unfunded at December 31, 2014. Amounts available on the line totaled $14.5 million at December 31, 2014.

The Bank had outstanding advances from the Federal Home Loan Bank of Dallas. Drawings on the line totaled $39,817,641 and $56,546,915 at December 31, 2014 and 2013, respectively.

The Federal Home Loan Bank of Dallas establishes interest rates at the time an advance is made. Interest rates on outstanding advances at December 31, 2014 range from 1.890% to 3.179%. Throughout 2010 the Bank restructured several of its fixed rate Federal Home Loan Bank advances by replacing them with new advances at lower fixed rates with extended maturity dates. These transactions, which are being accounted for as debt modifications, resulted in capitalized prepayment penalties which are being amortized as interest expense over the life of the new advances. At December 31, 2014 and 2013, respectively, unamortized prepayment penalties in the amount of approximately $65,000 and $199,000 are included in other assets.

The advances are collateralized by the Bank’s investment in Federal Home Loan Bank stock, securities and a blanket lien on qualifying loans. Qualifying loans consist of performing 1-4 family mortgage loans and certain small business, small farm and small agricultural loans.

Maturities on the advances are as follows:

December 31,
2015	$5,767,236
2016	—
2017	34,050,405

$39,817,641

Note O - Securities Sold Under Repurchase Agreements -

At December 31, 2014 and 2013, the Bank had sold various investment securities with an agreement to repurchase these securities at various times within one year. These securities generally remain under the Bank’s control and are included in securities available for sale. These securities have coupon rates ranging from 3.00% to 4.00% and maturity dates ranging from 2019 to 2041. The related liability to repurchase these securities was $2,019,663 and $1,816,532 at December 31, 2014 and 2013, respectively.

Note P- Contingencies -

In the ordinary course of business, the Company is involved in various legal proceedings. In the opinion of management and counsel, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial statements.

Note Q - Fair Value of Financial Instruments -

Fair Value Disclosures

The Company groups its financial assets and liabilities measured at fair value in three levels. Fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the inputs used to develop those assumptions and measure fair value. The hierarchy requires companies to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 - Includes the most reliable sources, and includes quoted prices in active markets for identical assets or liabilities.

•	Level 2 - Includes observable inputs. Observable inputs include inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates), as well as inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

•	Level 3 - Includes unobservable inputs and should be used only when observable inputs are unavailable.

Recurring Basis

Fair values of investment securities available for sale were primarily measured using information from a third-party pricing service. This pricing service provides information by utilizing evaluated pricing models supported with market data information. Standard inputs include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, benchmark securities, bids, offers, and reference data from market research publications.

The following tables present the balance of assets and liabilities measured on a recurring basis as of December 31, 2014 and 2013. The Company did not record any liabilities at fair value for which measurement of the fair value was made on a recurring basis.

Description	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2014

Available-for-Sale:
Collateralized Mortgage Obligations	$13,645,612	$—	$13,645,612	$—
Mortgage-Backed Securities	72,475,043	—	72,475,043	—
Obligations of State and Political Subdivisions	35,454,944	—	35,454,944	—

Total	$121,575,599	$—	$121,575,599	$—

Description	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013

Available-for-Sale:
Collateralized Mortgage Obligations	$18,369,470	$—	$18,369,470	$—
Mortgage-Backed Securities	56,045,024	—	56,045,024	—
Obligations of State and Political Subdivisions	47,099,065	—	47,099,065	—

Total	$121,513,559	$—	$121,513,559	$—

Nonrecurring Basis

The Company has segregated all financial assets and liabilities that are measured at fair value on a nonrecurring basis into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below. The Company did not record any liabilities at fair value for which measurement of the fair value was made on a non-recurring basis.

The fair value of the impaired loans is measured at the fair value of the collateral for collateral-dependent loans. Impaired loans are Level 2 assets measured using appraisals from external parties of the collateral less any prior liens. Repossessed assets are initially recorded at fair value less estimated costs to sell. The fair value of repossessed assets is based on property appraisals and an analysis of similar properties available. As such, the Bank records repossessed assets as Level 2.

Description	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2014

Assets
Impaired Loans	$7,195,000	$—	$7,195,000	$—
Repossessed Assets	1,427,000	—	1,427,000	—

Total	$8,622,000	$—	$8,622,000	$—

Description	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013

Assets
Impaired Loans	$8,794,000	$—	$8,794,000	$—
Repossessed Assets	1,650,000	—	1,650,000	—

Total	$10,444,000	$—	$10,444,000	$—

Fair Value Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. In accordance with generally accepted accounting principles, certain financial instruments and all non-financial instruments are excluded from these disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Short-Term Investments - For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities - Fair value of securities is based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans - The fair value for loans is estimated using discounted cash flow analyses, with interest rates currently being offered for similar loans to borrowers with similar credit rates. Loans with similar classifications are aggregated for purposes of the calculations. The allowance for loan losses, which was used to measure the credit risk, is subtracted from loans.

Cash Value of Life Insurance - The carrying amount is a reasonable estimate of fair value.

Deposits - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using discounted cash flow analyses, with interest rates currently offered for deposits of similar remaining maturities.

Borrowings - The fair value of FHLB advances is estimated using the rates currently offered for advances of similar maturities.

Commitments to Extend Credit and Standby Letters of Credit - The fair values of commitments to extend credit and standby letters of credit do not differ significantly from the commitment amount and are therefore omitted from this disclosure.

The estimated approximate fair values of the Bank’s financial instruments as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Financial Assets:
Cash and Short-Term Investments	$70,351,000	$70,351,000	$70,994,000	$70,994,000
Securities	124,033,000	124,033,000	124,345,000	124,345,000
Loans-Net	157,012,000	161,115,000	171,679,000	176,641,000
Cash Value of Life Insurance	4,297,000	4,297,000	4,559,000	4,559,000

	$355,693,000	$359,796,000	$371,577,000	$376,539,000

Financial Liabilities:
Deposits	$278,348,000	$278,464,000	$275,084,000	$275,527,000
Borrowings	41,838,000	43,670,000	58,364,000	61,286,000

	$320,186,000	$322,134,000	$333,448,000	$336,813,000

Note R - Other Matters -

During 2014 the Company entered into a definitive agreement with Business First Bancshares, Inc., parent bank holding company for Business First Bank, to which the operations of the Company will be merged. As part of the merger, stockholders of the Company will receive common stock of Business First Bancshares, Inc., as well as cash, for their outstanding shares of the Company. The merger is expected to occur in 2015 subject to shareholder and regulatory approvals.

Note S - Subsequent Events -

The Company evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through March 12, 2015, the date which the financial statements were available to be issued. This evaluation did not result in any subsequent events that required disclosures and/or adjustments under general accounting standards.

Note T - Financial Statements - Parent Company Only -

The balance sheets and statements of income for American Gateway Financial Corporation (Parent Company) are as follows:

BALANCE SHEETS

December 31, 2014 and 2013

	2014	2013
Assets:
Cash	$5,179	$5,179
Investment in Subsidiary	44,630,452	41,370,330
Dividend Receivable from Subsidiary	54,486	54,486

Total Assets	$44,690,117	$41,429,995

Liabilities:
Accrued Dividends Payable	$54,486	$54,486
Stockholders’ Equity:
Common Stock	2,179,440	2,179,440
Surplus	8,560,224	8,560,224
Retained Earnings	33,895,967	30,635,845

Total Stockholders’ Equity	44,635,631	41,375,509

Total Liabilities and Stockholders’ Equity	$44,690,117	$41,429,995

STATEMENTS OF INCOME for the years ended December 31, 2014 and 2013
	2014	2013
Dividends from Subsidiary	$217,944	$217,944
Equity in Undistributed Net Income of Subsidiary	1,993,930	1,675,834

Net Income	$2,211,874	$1,893,778